UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Reported): December 2, 2024

NATIONAL HEALTH INVESTORS INC
(Exact name of registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).             Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers: Election of Directors: Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

(d)	Election of New Director.

As previously announced, in May 2024, the Board of Directors (the “Board”) of National Health Investors, Inc. (the “Company”) instructed its Nominating and Corporate Governance Committee to promptly commence a search for a new disinterested director. In addition, on November 5, 2024 the Company announced the retirement of Mr. W. Andrew Adams from the Board effective December 31, 2024. Following a deliberate search, on December 2, 2024, the Company announced that upon the recommendation of its Nominating and Corporate Governance Committee, it has appointed Candice W. Todd to fill the soon to be vacant seat on the Board, effective January 1, 2025. Ms. Todd will be submitted to the stockholders for election at the Company’s 2025 annual meeting. Ms. Todd has not been appointed to any committees of the Board at this time.

Ms. Todd served as Managing Director/Global Chief Financial Officer of Morgan Stanley Real Estate Investments from 2019 until her retirement in February 2023. Ms. Todd first joined a predecessor of Morgan Stanley in 1994 and served in a variety of real estate investment, finance and accounting roles, including Global Chief Financial Officer of Morgan Stanley’s open-end funds (Prime Property Fund U.S., Prime Property Fund Europe and Prime Property Fund Asia). Ms. Todd recently completed a term as the chair of the National Council of Real Estate Investment Fiduciaries. She is also a director of Highwoods Properties, Inc. (NYSE: HIW) where she serves as a financial expert and on the audit committee. Ms. Todd received her Bachelor of Science and Masters in Accountancy degrees from the University of Alabama. Ms. Todd is a Certified Public Accountant (inactive).

There are no transactions and no proposed transactions between Ms. Todd (or any member of her immediate family) and the Company (or any of its subsidiaries), and there is no arrangement or understanding between Ms. Todd and any other person or entity pursuant to which such individual was appointed as a director of the Company.

Ms. Todd will receive compensation for her service on the Board in accordance with the Company’s standard compensatory arrangements for non-employee directors. A description of the compensatory arrangements for non-employee directors is included in the Company’s proxy statement on Schedule 14A for the 2024 annual meeting of stockholders, which was filed with the U.S. Securities and Exchange Commission on April 4, 2024.

A copy of the press release announcing the appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit Index
Number	Exhibit
99.1	Press Release Titled "NHI Announces Appointment of Candice Todd to the Board of Directors" dated December 2, 2024 in HTML format
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).
..

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:    /s/ John L. Spaid
Name:    John L. Spaid
Title:    Principal Financial Officer

Date:    December 2, 2024